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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 20, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Sterling Construction Company, Inc. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Sterling Construction Company, Inc. on Forms S-8 (File No. 333-88228, effective May 14, 2002 and File No. 333-88224, effective May 14, 2002).


/S/ Grant Thornton LLP
Houston, Texas
March 20, 2003